SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 3, 2011

Millstream Ventures, Inc.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53167	87-0405708
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4760 S. Highland Dr., Suite 341, Salt Lake City, Utah	84117
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(801) 699-3966

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     .

Written communications pursuant to Rule 425 under the Securities Act

     .

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

     .

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 1.01

Entry into a Material Definitive Agreement.

As previously reported, we entered into a Stock Exchange Agreement dated April 29, 2011, as amended on June 3, 2011 (the “Exchange Agreement”) with Green River Resources, Inc., a Utah corporation (“GRI”), and Green River Resources Corp., an Alberta, Canada corporation and sole owner of GRI, the closing of which was held on June 3, 2011.  The material terms of the Exchange Agreement have been previously reported in our annual report on Form 10-K for the year ended March 31, 2011, as amended on August 2, 2011, August 23, 2011 and September 1, 2011 (the “2011 10-K”), which have been filed with the Commission.

Item 2.01

Completion of Acquisition or Disposition of Assets.

On June 9, 2011, we filed our 2011 10-K which included information in response to this item, which we amended on August 2, 2011, August 23, 2011 and September 1, 2011.

Item 5.01

Changes in Control of Registrant.

We previously reported the information required by Item 5.01(a)(8) in our 2011 10-K, which was amended on August 2, 2011, August 23, 2011 and September 1, 2011.

Item 5.06

Change in Shell Company Status.

We previously reported the information required by Item 5.06 in our 2011 10-K, as amended on August 2, 2011, August 23, 2011 and September 1, 2011.

Item 9.01

Financial Statements and Exhibits.

The financial statements and the pro forma financial information required pursuant to Item 9.01(a) and (b) have been previously reported and are included in the 2011 10-K, as amended on August 2, 2011 and September 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Millstream Ventures, Inc.

Date: September 1, 2011

By /s/ William C. Gibbs

      William C. Gibbs, President